Exhibit 5




                                December 20, 2001



Sprint Corporation
P.O. Box 11315
Kansas City, Missouri  64112


     Re: 7,997,350 options and 7,997,350 shares of FON Common Stock (par value $2.00 per share) and 8,568,600 options and 8,568,600 shares of PCS Common Stock (par value $1.00 per share), issuable in connection with the Management Incentive Stock Option Plan

Gentlemen:

     I have acted as your counsel in connection with the proposed offering and issuance of an aggregate of 7,997,350 options (the "FON Options") to purchase a share of your FON Common Stock and 7,997,350 shares of your FON Common Stock (the "FON Shares"), and 8,568,600 options (the "PCS Options") to purchase a share of your PCS Common Stock and 8,568,600 shares of your PCS Common Stock (the "PCS Shares"), referred to in the Registration Statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). In such connection, I have examined the Registration Statement and I am familiar with the proceedings taken by your stockholders and your Board of Directors and officers in connection with the authorization of the FON Options, the FON Shares, the PCS Options and the PCS Shares, the recapitalization of your Common Stock into FON Common Stock and PCS Common Stock, and related matters, and I have reviewed such documents, records, and matters of law as I have considered necessary for rendering my opinion hereinafter set forth.

Sprint Corporation
December 20, 2001
Page 2



     Based upon the foregoing, I am of the opinion that:

     1. Sprint Corporation is a corporation duly organized and validly existing under the laws of the State of Kansas.

     2. The FON Options, the FON Shares, the PCS Options and the PCS Shares have been duly and validly authorized, and when (i) the Registration Statement has become effective under the Act and
          (ii) the FON Options, the FON Shares, the PCS Options and the PCS Shares are issued and sold in the manner and upon the terms set forth in the Management Incentive Stock Option Plan, such FON Options, FON Shares, PCS Options and PCS Shares will be legally issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,


                                        /s/ Michael T. Hyde

                                        Michael T. Hyde

     MTH/jr